Exhibit 5.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form F-10 of Turquoise Hill Resources Ltd. of our report dated March 20, 2020 relating to the financial statements of Turquoise Hill Resources Ltd., which appears in Exhibit 99.2 to the Annual Report on Form 40-F/A for the years ended December 31, 2020 and December 31, 2019.

We also consent to the reference to us as experts under the heading “Auditors” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia

Canada

November 17, 2021